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                                June 27, 1996

Team Rental Group, Inc.
125 Basin Street
Suite 210
Daytona Beach, Florida 32114

 Re: Registration Statement on Form S-1 (File No. 333-4507)

Gentlemen:

   We have acted as counsel for Team Rental Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 4,600,000 shares of Class A Common Stock of the Company, par value $.01 per share ("Common Stock"), to be sold by the Company and certain of the Company's stockholders to the underwriters named in the Registration Statement pursuant to an Underwriting Agreement, the form of which has been filed as an Exhibit to the Registration Statement (the "Underwriting Agreement").

   Such 4,600,000 shares include (i) 3,821,007 shares to be sold by the Company (including 600,000 shares that may be purchased by the underwriters upon the exercise of an over-allotment option granted to the underwriters by the Company), and (ii) 778,993 outstanding shares to be sold by certain stockholders of the Company, as reflected in the Registration Statement (the "Selling Stockholders").

   As counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis of the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

   Based on the foregoing, we are of the opinion that:

       (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and

       (ii) The outstanding shares of Common Stock to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

   We consent of the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                          Very truly yours,


                                          KING & SPALDING